UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 31, 2006

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)
Florida	000-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1132 Celebration Blvd., Celebration, FL	34747
(Zip Code)	(Address of Principal Executive Offices)
Registrant's Telephone Number, including area code: (321) 939-6321
NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In September 2007, the Board of Directors, determined that the Form 10-KSB for the years ended  2006 and 2005 could no longer be relied upon and needed amending.   The Board of Directors discussed its conclusions and the matters disclosed in the filing with the Company’s auditors.

On January 7, 2008 the Company amended its annual report on Form 10-KSB for fiscal years ended December 31, 2006 and 2005, as initially filed with the Securities and Exchange Commission on March 29, 2007, in order to provide clarification.  This amendment addresses the deferral of approximately $2.7 million and $2.3 million, respectively, of revenue previously recognized with clarifications to our significant accounting policies specific to revenue recognition.  Additionally, the tax provisions for fiscal years ended December 31, 2006 and 2005 have been restated to reflect the adjustments related to revenue as well as to correct certain components of the income tax note as originally filed. For fiscal year 2005, deferred tax liabilities related to deferred compensation of approximately $1.7 million and the reversal of a valuation allowance for deferred tax assets of approximately $3.0 million were recognized. These deferred tax changes in 2005 roll forward and impact the balance sheet for fiscal year 2006.

The significant effects of these revisions are presented in Note 8 to the consolidated financial statements.  The restatements affect disclosures and tabular amounts in Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Item 8. Financial Statements and Supplementary Data. This amendment incorporates certain revisions to historical data but is not intended to update other information presented in this annual report as originally filed, except where specifically noted. The following table reflects all the effects of the restatements.

	Year	Year
	Ended	Ended
	December 31, 2006	December 31, 2005
Other Assets
As Previously Reported	$--	$--
As Restated	103,205	--
Difference	$103,205	$--

Deferred Tax Assets, Net
As Previously Reported	$170,805	$--
As Restated	2,253,300	3,022,200
Difference	$2,082,495	$3,022,200

Deferred Revenue
As Previously Reported	$3,199,461	$1,681,422
As Restated	8,194,461	3,979,130
Difference	$4,995,000	$2,297,708

Deferred Tax Liabilities, Net
As Previously Reported	$--	$--
As Restated	1,332,100	1,718,100
Difference	$1,332,100	$1,718,100

Income Tax Payable
As Previously	$2,121,640	$104,500
Reported
As Restated	--	--
Difference	$(2,121,640)	$(104,500)

Retained Earnings
(Accumulated Deficit)
As Previously Reported	$1,222,321	$(605,445)
As Restated	(797,439)	(1,494,553)
Difference	$(2,019,760)	$(889,108)

Revenue
As Previously Reported	$10,301,970	$7,226,064
As Restated	7,604,678	4,928,356
Difference	$(2,697,292)	$(2,297,708)

Net Income (Loss) Before Provision
(Benefit) for Income Taxes
As Previously Reported	$3,777,306	$2,237,388
As Restated	1,080,014	(60,320)
Difference	$(2,697,292)	$(2,297,708)

Provision (Benefit) for
Income Taxes
As Previously Reported	$1,949,540	$104,500
As Restated	382,900	(1,304,100)
Difference	$(1,566,640)	$(1,408,600)

Net Income
As Previously Reported	$1,827,766	$2,132,888
As Restated	697,114	1,243,780
Difference	$(1,130,652)	$(889,108)

Earning per Share - Basic
As Previously Reported	$0.26	$0.48
As Restated	0.10	0.28
Difference	$(0.16)	$(0.20)

Earning per Share - Diluted
As Previously Reported	$0.26	$0.44
As Restated	0.10	0.26
Difference	$(0.16)	$(0.18)

Weighted Average Shares
Outstanding - Basic	7,023,831	4,484,161

Weighted Average Shares
Outstanding - Diluted	7,023,831	4,837,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IBSG INTERNATIONAL, INC.

/S/ Michael Rivers
Michael Rivers
President

Date: January 11, 2008